Exhibit 10.7

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                           TOUCAN GOLD CORPORATION INC

                                8201 PRESTON ROAD
                                   SUITE 6000
                                     DALLAS
                                 TEXAS 75225 USA


CMM Ventures Ltd
10 St James Drive
Harrogate
HG2 8HT


22 July 1999



Dear Sirs

This letter set out the terms of your Engagement by ITIS Technologies Limited ("the Company"), a wholly owned subsidiary of Toucan Gold Corporation Inc ("Toucan").

COMMENCEMENT AND TERM

Your engagement as a consultant will commence on the 22 July 1999 and will be for an initial period of six months. Thereafter either party may terminate your engagement by notice in writing of not less than one month.

RESPONSIBILITIES

You will be responsible for procuring the services of Barry Jones to perform the marketing operations of the Company, and to fulfil the position of Marketing Director Designate.

REMUNERATION

CMM Ventures will be paid a retainer of 3,000 (British Pounds) per month, and Barry Jones will be required to work 10 days per month in order to fulfil your obligations under the terms of this letter. Nothing in this Engagement letter shall preclude Barry Jones from his activities in setting up a new division of "CCAT Limited" or from carrying out duties as non-executive director of PAS Ltd, in respect of both activities of which, the Company is aware and gives consent.

As you are aware, the Company intends to carry out a major fund raising exercise within six months of commencement of trading. When this exercise has been successfully completed it is envisaged that Barry Jones will join the Company as a full time employee in the position of Marketing Director, whereupon he will be entitled to a salary of 75,000 (British Pounds) per annum, payable monthly in arrears, his notice period will be extended to an initial period of one year, followed by a minimum of 6 months notice by either party and he will be required to enter into a service agreement in a form acceptable to us.

Thereafter it is intended his salary will be reviewed annually by the remuneration committee composed of the non-executive directors of the main board of Toucan Technologies Inc.

BENEFITS

Upon his appointment as a full-time employee, the position will carry a number of additional benefits as follows:

o Sickness Benefit whereby the company will pay his full salary for a period of up to three months in the event that he is unable to work owing to illness.

o Permanent Health Insurance which will pay up to 75% of your annual salary in the event that he is work for a period over 13 weeks.

o    Health Care insurance for himself and his spouse/partner.

o Life Insurance for himself, payable in the event of his death while employed by the Company.

o Pension contribution equivalent to 7.5% of his annual salary, paid into a private pension scheme of his choice. He may, of course, elect for additional contributions to be paid out of his salary into the same scheme.

COMPANY VEHICLE

It is not proposed that the Company will provide a vehicle for your use. However, the Company will reimburse you for any miles driven on its behalf at the rates set out in the Inland Revenue's Fixed Profit Car Scheme, which payment can be made tax free to yourself.

HOLIDAYS

Upon his appointment as a full-time employee, Barry Jones will be entitled to take 20 days paid holiday in each calendar year, plus statutory holidays. All requests for holidays should be lodged with the company's chief executive at least 30 days before the intended commencement date, and unused holidays may not normally be carried forward from on year to the next.

SHARE OPTION SCHEME

It is proposed that the Company will introduce a share option scheme which will, subject to agreed performance criteria, enable Barry Jones after he becomes an employee of the Company to "earn" the right to purchase additional shares in Toucan Technologies Inc at a preferential price. Full details of the proposed scheme will be made available before the major fund raising exercise is completed.

PLACE OF WORK

Your normal place of work will be at the Company's offices located in Yorkshire, UK, but in the course of your duties Barry Jones will be required to travel both within the UK and abroad. The reasonable cost of all travel on behalf of the company will be reimbursed upon presentation of receipts or other proof of expenditure.

CONFIDENTIALITY

You acknowledge that during the course of your engagement you and Barry Jones will have access to confidential information belonging to the Company. You will not at any time (except in the course of your duties or as maybe required by law) during or after your engagement disclose to a third party or make use of any confidential information belonging to the Company. Without prejudice to the generality of the foregoing you acknowledge that the expression "confidential information" shall include the following namely; information relating to existing, potential, past or pending business methods, corporate plans, finances, business opportunities and development projects of the Company or any associated Company, research activities, trade secrets, inventions, creative briefs, ideas, computer programs, designs and formulae undertaken, commissioned or produced on behalf of the Company, all information, including without limitation customer lists relating to the marketing or sales of any past, present or future product or service of the Company and any information in respect of which the Company owes an obligation of confidentiality to a third party.

INTELLECTUAL PROPERTY

You and Barry Jones will promptly disclose to the Company and keep confidential all inventions, copyright works, designs or technical know-how conceived or made by yourself either alone or with others during the course of your engagement. You will hold all such intellectual property in trust for the Company and will do everything necessary or desirable (at the expense of the Company) including, without limitation executing any appropriate documentation to vest the intellectual property fully in the Company and/or to secure patent or other appropriate forms of protection for the intellectual property.

To the extent that such intellectual property rights do not vest in the Company by operation of law or under this Agreement, you hereby assign to the Company with full title guarantee by way of assignment of present and future copyright all the rights, title and interest you have or may have in and to all material written or devised by your pertaining to the operation or business of the Company resulting from or suggested by any work which you shall so pursuant to your engagement or has already been done prior to the date of this Agreement and all rights of action for infringement of such copyright and any renewals and extensions of them and after that in perpetuity. You hereby appoint the Company as your attorney for the purpose of executing in your name and on your behalf all such deeds and documents as may be required to give effect to the provisions of this paragraph. Decisions as to the protection and exploitation of any intellectual property shall be in the absolute discretion of the Company. You agree to waive any moral rights (as defined in the Copyright Designs and Patents Act 1988) that you may have in relation to such ideas, inventions or works.

GROSS MISCONDUCT OFFENCES

Your engagement with the Company may be terminated immediately by the Company without prior notice if Barry Jones shall at any time:

(a) commit any act of gross misconduct or gross incompetence (including but not limited to breach of confidence or theft);

(b) after prior written warning, repeat or continue any material breach of the provisions of this Agreement;

(c) commit any act of dishonesty or are guilty of any conduct which brings the Company into disrepute;

(d) are convicted of any criminal offence (other than a minor road traffic offence that cannot lead to a custodial sentence);

(e) knowingly infringe or misappropriate any intellectual property of the Company including trade secrets of any third party.

ACCEPTANCE

Please indicate your acceptance of the term set out in this letter by signing the enclosed copy letter and returning it to me.

Yours sincerely


/s/ R. Jeffcock
----------------------------
R JEFFCOCK
CHAIRMAN OF TOUCAN AND FOR ON BEHALF OF THE COMPANY


ACCEPTED BY CMM VENTURES LIMITED


/s/ B. Jones
----------------------------


22 JULY 1999



ACCEPTED AND EXECUTED AS A DEED BY BARRY JONES
IN THE PRESENCE OF


/s/ B. Jones
----------------------------

/s/ K.R. Parmar
Solicitor